UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2020

DISCOVERY ENERGY CORP.

(Exact name of registrant as specified in its Charter)

Nevada	000-53520	98-0507846
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway Drive, Suite 1700, Houston, Texas	77056
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 713-840-6495

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

During the months of February and March 2020, Discovery Energy Corp. (the “Company”) entered into two consulting agreements and one employment agreement (singly, a “Remuneration Agreement,” and collectively, the “Remuneration Agreements”) with several persons serving as its directors and officers. These persons include the individuals named in the following table, who will be receiving the annual remuneration set forth in this table:

Name	Position	Amount of Annual Remuneration	Type of Remuneration
Keith D. Spickelmier	Chairman of the Board	US$165,000	(1)
Keith J. McKenzie	Director & Chief Executive Officer	US$150,000	Consulting Fees
William E. Begley	Director, President, Chief Operating Officer & Chief Financial Officer	US$150,000	Salary

(1)	US$90,000.00 as a base retainer for services as a director and Chairman of the Board, and US$75,000 as an annual additional services retainer for expected additional duties and responsibilities, as and when requested

Each Remuneration Agreement contains the following terms, provisions and conditions, whether it be a consulting agreement or an employment agreement:

*	An indefinite term that lasts until the Remuneration Agreement is terminated as follows:

**	By the Company, for events customarily designated as “good cause”

**	By the Company, without “good cause,” provided that the Company pays to the related director or officer a lump sum payment comprised essentially of all earned or accrued (but unpaid) remuneration to the date of termination, plus an additional year of remuneration, including the annual remuneration amount and a bonus computed on the basis of the highest declared bonus in the past three fiscal years

**	By the related director or officer, for events customarily designated as “good reason”

**	By the related director or officer, without “good reason” upon a minimum of 60-days advance written notice

**	Upon the death of the related director or officer

Moreover, if after a “change of control” of the Company, the employment or engagement of the related director or officer is terminated within certain time periods thereafter either by such director or officer, or by the Company without “good cause,” then such director or officer will be entitled to a “termination fee” equal essentially to two additional years of remuneration, including the annual remuneration amount and a bonus computed on the basis of the highest declared bonus in the past three fiscal years.

*	Each Remuneration Agreement is effective retroactively to March 1, 2019. The Company began to accrue as of such date the annual remuneration amount provided for in each Remuneration Agreement, although no director or officer who is a party thereto has received any payment of any such amount and (until the related Remuneration Agreement was fully signed) was not legally entitled to such amount.

*	The related director or officer shall be (or may become) entitled to:

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**	receive a cash or equity discretionary bonus

**	participate in all benefits plans provided to employees

**	participate in any equity incentive plan that the Company has established or in the future establishes

*	Each director or officer who is a party to a Remuneration Agreement shall be prohibited, for a period of six months after the termination thereof, from soliciting or inducing any person employed by or under contract with the Company at the date of such termination to terminate his, her or its employment or contractual relationship with the Company

*	Each Remuneration Agreement for a U.S. citizen contains provisions requiring the Company to “make whole” any director or officer who is a party thereto with respect to any “excise tax” resulting from any payment upon a “change of control” of the Company that is deemed to be a “parachute payment” within the meaning of Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Moreover, each Remuneration Agreement for a U.S. citizen contains provisions relating to any payment of any compensation or benefit thereunder that would be subject to additional taxes and interest under Section 409A of the Code.

*	Other terms, provisions and conditions believed to be customary, such as those pertaining to expense reimbursement, return of company property, confidentiality and developed inventions

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information included in Item 1.01 of this Report is also incorporated by reference into this Item 5.02 of this Report to the extent necessary.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Copies of the Remuneration Agreements will be filed with the U.S. Securities and Exchange Commission when required by the rules and regulations of this agency.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY ENERGY CORP.,
(Registrant)

Date:	May 15, 2020	By:	/s/ William E. Begley, Jr.
William E. Begley, Jr.,
President

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